UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2021

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nil par value	QTNT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 13, 2021, Quotient Limited (the “Company” or “we”, “us” and “our”) received consents from all of the holders (the “Consenting Holders”) of its 12% Senior Secured Notes due 2023 (the “Notes”) issued pursuant to the Indenture, dated as of October 14, 2016 (as subsequently amended, the “Indenture”), by and among the Company, the guarantors party thereto and U.S. Bank National Association, a national banking association, as trustee and collateral agent, to certain amendments to the Indenture governing the Notes (the “Indenture Amendments”) pursuant to the Fourth Supplemental Indenture, dated as of October 13, 2021 (the “Fourth Supplemental Indenture”).

The Indenture Amendments include an 18-month extension of the final maturity of the Notes to October 2025 and a revision of the Notes’ principal amortization schedule (which previously required semi-annual payments of principal beginning April 2021) to commence April 2023. The revised amortization schedule will defer approximately $60 million of principal payments previously required to be made between April 2021 and April 2023. The interest rate on the Notes and the financial and other covenants in the Indenture remain unchanged.

In consideration for the Consenting Holders’ consents to the Indenture Amendments, the Company agreed among other things to issue them (i) an aggregate of 932,772 of the Company’s ordinary shares, nil par value per share (the “Consent Shares”) and (ii) 5-year warrants to purchase an aggregate of 1,844,020 of the Company’s ordinary shares for $4 per share (the “Consent Warrants”). The Company agreed with the Consenting Holders that the Consent Shares and Consent Warrants have an aggregate value of approximately 3.25% of the outstanding principal amount of the Notes (which is $132,916,667).

The Company sought the Indenture Amendments because the revised amortization schedule is better aligned with the Company’s anticipated capital and liquidity requirements. The Indenture Amendments will not become operative until certain conditions are satisfied, as described in more detail below.

Fourth Supplemental Indenture

The Fourth Supplemental Indenture modifies the terms of the Notes as follows:

Maturity Date. The new maturity date of the Notes will be October 15, 2025.

Amortization Schedule. The new principal amortization schedule of the Notes will be as follows:

Payment Date	Amount
April 15, 2023	$12,100,000
October 15, 2023	$18,100,000
April 15, 2024	$24,200,000
October 15, 2024	$24,200,000
April 15, 2025	$24,200,000
October 15, 2025	The principal balance then outstanding

Redemption Price for Optional Redemption. During the periods specified below, the new redemption prices for Notes redeemed pursuant to the optional redemption provisions of the Indenture will be as follows:

Period	Redemption Price
From and including October 14, 2021 to and including April 13, 2023	106.00%
From and including April 14, 2023 to and including April 13, 2024	103.00%
From and including April 14, 2024 and thereafter	100.00%

Operative Time of Indenture Amendments. The Fourth Supplemental Indenture became effective on October 13, 2021, but the Indenture Amendments will not become operative until the Depository Trust Company issues certain proxies formally confirming the Consenting Holders’ ability to act as record holders of the Notes.

Registration Rights Agreement

In connection with the issuance of the Shares, the Company entered into a registration rights agreement, dated as of October 13, 2021 (the “Registration Rights Agreement”), between the Company and the Consenting Holders, which requires the Company to, among other things, file with the Securities and Exchange Commission within 45 days a shelf registration statement providing for resale of the Consent Shares and the shares issuable on exercise of the

Consent Warrants. If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required under certain circumstances to issue additional shares and warrants to the holders of the Consent Shares and Consent Warrants. The agreement also provides for certain “piggyback” registration rights for the holders of the Consent Shares and Consent Warrants.

The descriptions of the Fourth Supplemental Indenture and Registration Rights Agreement contained herein are qualified in their entirety by reference to the Fourth Supplemental Indenture and the Registration Rights Agreement, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Fourth Supplemental Indenture is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 13, 2021, the Company announced the receipt of consents from Consenting Noteholders to the Indenture Amendments. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

4.1	Fourth Supplemental Indenture, dated as of October 13, 2021, by and among the Company, the Guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent.

4.2	Registration Rights Agreement, dated as of October 13, 2021, by and among the Company and the Consenting Holders party thereto.

99.1	Press Release dated October 14, 2021.

104	The cover page for this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 14, 2021

QUOTIENT LIMITED

By:	/s/ Manuel O. Méndez
Name: Manuel O. Méndez
Title: Chief Executive Officer